                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 600,000 shares of common stock for the 2002 Employee Stock Purchase Plan of our report dated February 14, 2002 relating to the financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of GTC Biotherapeutics Inc. (formerly Genzyme Transgenics Corporation) for the year ended December 30, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
June 28, 2002